LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is dated as of the 28th day of April, 2017

BETWEEN:

BGC Consultants Limited, 5949 Berwick Street, Burnaby, British Columbia V5H 1V9, Canada

(the “Lender”)

AND:

GARMATEX HOLDINGS LTD., a corporation incorporated under the laws of the State of Nevada, U.S.A. having an address at 7458 Allison Place, Chilliwack, British Columbia V4Z 1J7, Canada (Email: devon@garmatexholdings.com)

(the “Corporation”)

WHEREAS:

A.	The Lender has agreed to provide a loan in the principal amount of $100,000.00 USD to the Corporation in accordance with the terms and conditions of this Agreement; and

B.	The Corporation wishes to borrow monies from the Lender on the terms and conditions set forth in this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation and the Lender (each, a “Party” and, together, the “Parties”) do hereby covenant and agree as follows:

Article 1
DEFINITIONS

1.1	Definitions

	(a)	“Affiliate” means, unless otherwise specified, an affiliate within the meaning of Section 1.3 of National Instrument 45-106 – Prospectus Exemptions.

	(b)	“Agreement” means this loan agreement and all schedules attached hereto.

	(c)	“Applicable Securities Laws” means the Securities Act and all other applicable securities Laws.

(d)

“Authorization” means, with respect to any Person, any order, permit, approval, consent, waiver, clearance, licence or similar authorization of any Governmental Entity having jurisdiction over the Person.

(e)	“Business Day” means any day of the year, other than a Saturday or Sunday or any other day on which banks are required or authorized to close in Vancouver, British Columbia.

(f)	“Capital Reorganization” has the meaning specified in Section 4.3(c).

(g)	“Closing” means the date of advance of the Principal Amount as contemplated in this Agreement.

(h)	“Common Shares” means the shares of common stock in the capital of the Corporation, and shall, where the context permits, include:

(i)	any securities into which such Common Shares may be converted, reclassified, redesignated, subdivided, consolidated or otherwise changed;

(ii)	any securities of the Corporation or of any other Person received by the holders of such Common Shares as a result of any Corporate Reorganization; and

(iii)	any securities of the Corporation which are received by any one or more Persons as a share dividend or distribution on or in respect of such Common Shares.

(i)	“Contract” means any agreement, contract, licence, undertaking, engagement or commitment of any nature, written or oral.

(j)	“Corporation” means Garmatex Holdings Ltd. and, for the purposes of the representations, warranties and covenants of the Corporation contained in this Agreement, includes any Affiliates thereof.

(k)	“Conversion” has the meaning specified in Section 4.1(a).

(l)	“Conversion Price” has the meaning specified in Section 4.1(b).

(m)	“Event of Default” has the meaning specified in Section 5.1.

(n)	“GAAP” means, at any time, accounting principles generally accepted in the United States at the relevant time applied on a consistent basis.

(o)	“Governmental Entity” means:

(i)

any international, multinational, national, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign;

(ii)	any subdivision or authority of any of the above; or

(iii)	any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

(p)	“Laws” means applicable:

(i)

laws, constitutions, treaties, statutes, codes, ordinances, statutory rules, principles of common and civil law and equity, terms and conditions of any grant of approval, permission, orders, decrees, rules, regulations and municipal by-laws, whether domestic, foreign or international;

(ii)

judicial, arbitral, administrative, ministerial, departmental and regulatory judgments, orders, writs, injunctions, decisions, rulings, authority, licence, decrees and awards of any Governmental Entity; and

(iii)

policies, practices and guidelines of any Governmental Entity, which, although not actually having the force of law, are considered by such Governmental Entity as requiring compliance as if having the force of law, in each case binding on or affecting a Person, or the assets of a Person, referred to in the context in which such word is used, and the term “applicable” with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Entity having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities, in each case as such Laws may be amended from time to time.

(q)	“Loan” has the meaning specified in Section 3.1.

(r)	“Loan Amount” has the meaning specified in Section 3.4.

(s)	“Maturity Date” has the meaning specified in Section 3.4.

(t)	“Notice” has the meaning specified in Section 6.1.

(u)	“Notice of Conversion” has the meaning specified in Section 4.2.

(v)

“Person” means a natural person, partnership, limited partnership, limited liability partnership, limited liability company, unlimited liability company, corporation, joint stock company, trust, unincorporated association, joint venture or other entity, or Governmental Entity, and pronouns have a similarly extended meaning.

(w)	“Principal Amount” has the meaning specified in Section 3.1.

(x)	“Securities Act” means the United States Securities Act of 1933, as amended.

Article 2
INTERPRETATION

2.1        Defined Terms

Capitalized terms used in this Agreement and not otherwise defined have the meanings given to them in Article 1 herein, unless there is something in the subject matter or context inconsistent therewith.

2.2        Headings, etc.

The division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect its interpretation.

2.3        Gender and Number

Any reference in this Agreement to gender includes all genders. Words importing the singular number also include the plural and vice versa.

2.4        Currency

All references in this Agreement to dollars or to “$” are expressed in United States currency, unless otherwise specifically indicated.

2.5        Certain Phrases

In this Agreement, the words “including”, “includes” and “include” mean “including (or includes or include) without limitation”. The expressions “Article” and “Section” followed by a number mean and refer to the specified Article or Section of this Agreement. In the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

2.6        Statutory References

Except as otherwise provided in this Agreement, any reference in this Agreement to a statute refers to such statute and all rules and regulations made under it as they may have been, or may from time to time be, amended, re-enacted or superseded.

2.7        Schedules

The schedules attached to this Agreement form an integral part of it for all purposes of it.

2.8        Accounting Terms

All accounting terms not specifically defined in this Agreement shall be interpreted in accordance with GAAP.

Article 3
LOAN

3.1        Principal Amount

Subject to the terms and conditions of this Agreement, the Lender agrees to advance to the Corporation a loan (the “Loan”) in the aggregate principal amount of $100,000.00 USD (the “Principal Amount”) as of the date of this Agreement.

3.2        Interest

The Principal Amount outstanding from time to time shall bear interest both before and after maturity, default and judgment from and including the date of advance of the Principal Amount to the date of repayment in full at the rate of 5% per annum, compounded annually, on the basis of a year of 365 days, with interest payable on the Maturity Date. Interest on overdue interest shall be calculated at the same rate and payable on demand. For the purposes of the Interest Act (Canada) and disclosure under such act, whenever interest to be paid under this Agreement is to be calculated on the basis of a year of 365 days (or any other period of time that is less than a calendar year), the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 365 or such other period of time, as the case may be.

3.3        Prepayments

The Principal Amount may be prepaid by the Corporation to the Lender in whole or in part on not less than five (5) Business Days prior written notice by the Corporation to the Lender. At the expiry of such notice period, the Corporation shall pay to the Lender the prepayment amount, interest on such portion of the Principal Amount as is being prepaid, accruing to the date of prepayment, and all fees, costs, charges and expenses then due and owing, without bonus or penalty.

3.4        Maturity Date

The Principal Amount and any accrued and unpaid interest thereon (collectively, the “Loan Amount”) shall mature on April 28, 2018 (or such later date as may be agreed to, in writing, by the Lender, in its sole discretion) or such earlier date as the Loan Amount may become due and payable in accordance with the terms and conditions hereof (the “Maturity Date”).

3.5        Exemptions

The Lender acknowledges that the Corporation has advised the Lender that it will issue the Common Shares issuable upon Conversion (as defined below) under exemptions from the registration and prospectus requirements of Applicable Securities Laws and, as a consequence, certain protections, rights and remedies provided by Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to the Lender. To evidence the Lender’s eligibility for such exemptions the Lender shall deliver a fully completed and executed Certificate of Non-U.S. Lender in the form attached hereto as Schedule A (the “Certificate”) to the Corporation on or prior to the date of this Agreement, and agrees that the representations and warranties set out in the Certificate as executed by the Lender will be true and complete as at the time of a Conversion (as hereinafter defined).

Article 4
CONVERSION OF LOAN AMOUNT

4.1	Conversion of Loan Amount into Common Shares

	(a)	Upon and subject to the provisions and conditions of this Article 4, any Loan Amount shall be convertible into Common Shares (each, a “Conversion”) by the Lender, at its option, at any time.

	(b)	The Conversion shall occur at a conversion price of $0.20 per Common Share (the “Conversion Price”), subject to adjustment as provided in Section 4.3 hereof.

4.2        Manner of Exercise of Right to Convert to Common Shares

The Lender may exercise its rights to convert by sending to the Corporation at its principal address a duly completed and executed Notice of Conversion in the form attached hereto as Schedule B (a “Notice of Conversion”) exercising its right to convert in accordance with the provisions of this Article 4 such notice setting forth the Principal Amount and accrued but unpaid Interest thereon to be converted and the conversion date (which shall be no less than ten (10) Business Days from the date of the notice unless otherwise agreed to by the Parties). Upon receipt of a Notice of Conversion, the Lender shall be entered in the books of the Corporation as at the conversion date as the holder of the number of Common Shares into which the Loan Amount is convertible and, as soon as practicable, the Corporation shall deliver to the Lender a certificate or certificates for such Common Shares.

4.3	Adjustment of Conversion Price

	(a)	The Conversion Price in effect at any date shall be subject to adjustment from time to time as provided in this Section 4.3.

(b)

If the Corporation at any time after the date hereof subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding Common Shares into a greater number of Common Shares, any Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time after the date hereof consolidates (by combination, reverse stock split or otherwise) its outstanding Common Shares into a smaller number of Common Shares, any Conversion Price in effect immediately prior to such consolidation will be proportionately increased. Any adjustment under this sub-paragraph 4.3(b) shall become effective at the close of business on the date the subdivision or consolidation becomes effective.

	(c)	If at any time after the date hereof there occurs:

(i)

a reclassification or redesignation of the Common Shares, any change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares other than transactions covered by sub-paragraph 4.3(b);

(ii)

an amalgamation or merger of the Corporation with or into any other body corporate, or plan of arrangement involving the Corporation, which results in a reclassification or redesignation of the Common Shares or a change or exchange of the Common Shares into other shares or securities; or

(iii)	the transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity;

(any of such events being herein called a “Capital Reorganization”), after the effective date of the Capital Reorganization:

(iv)

the Lender will be entitled to receive upon a Conversion, in lieu of the number of Common Shares to which the Lender was theretofore entitled upon the Conversion, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Lender would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Lender had been the registered holder of the number of Common Shares to which the Lender was theretofore entitled to receive upon the Conversion; and

(v)

the Conversion Price shall, on the effective date of the Capital Reorganization, be adjusted by multiplying the Conversion Price in effect immediately prior to such Capital Reorganization by the number of Common Shares purchasable pursuant to the Conversion immediately prior to the Capital Reorganization, and dividing the product thereof by the number of successor securities determined in Section (iv) above.

If necessary, as a result of any Capital Reorganization, appropriate adjustments will be made in the application of the provisions of the Agreement with respect to the rights and interest thereafter of the Lender to the end that the provisions of the Agreement will thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon a Conversion.

(d)

If any question arises with respect to the adjustments provided in this Section 4.3, such question shall be conclusively determined by a firm of chartered accountants (who may be the Corporation's auditors) appointed by the Corporation at its sole discretion. Such chartered accountants shall be given access to all necessary records of the Corporation and their determination shall be binding upon the Corporation and the Lender.

4.4        No Requirement to Issue Fractional Shares

The Corporation shall not be required to issue fractional Common Shares upon any Conversion. Where the aggregate number of Common Shares to be issued would result in a fraction of a Common Share being issuable, the number of Common Shares to be issued to the Lender shall be rounded down to the next whole number, and no cash or other consideration shall be paid or payable in lieu of such fraction of a Common Share.

4.5        Certificate as to Adjustment

The Corporation shall, from time to time immediately after the occurrence of any event which requires an adjustment or re-adjustment as provided in Section 4.3, deliver a certificate of the Corporation to the Lender specifying the nature of the event requiring the same and the amount of the necessary adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

Article 5
EVENTS OF DEFAULT

5.1        Events of Default

The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement:

(a)	if the Corporation fails to pay any portion of the Loan Amount when such amounts become due and payable and such failure remains unremedied for 10 days;

(b)

if the Corporation fails to perform, observe or comply with any other term or covenant contained in this Agreement, and, if the circumstances giving rise to such failure are capable of modification or rectification (such that, thereafter the covenant would be observed or performed), the failure remains uncorrected for a period of 30 days following the date on which the Lender provides notice to the Corporation of such failure;

(c)	if the Corporation

(i)	applies for or consenting to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property;

(ii)	makes a general assignment for the benefit of its or any of its creditors;

(iii)	becomes dissolved or liquidated in full or in part;

(iv)

commences a voluntary case or other proceeding seeking liquidation or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect; or

(v)	takes any action for the purpose of effecting any of the foregoing; or

(d)

if proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Corporation or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Corporation or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect being commenced and an order for relief entered or such proceeding is not dismissed or discharged within thirty (30) days of commencement.

5.2	Consequences of an Event of Default

(a)

Upon the occurrence or existence of any Event of Default, and following the expiry of any applicable grace periods, and at any time thereafter during the continuance of such Event of Default, the Lender may, by written notice to the Corporation, declare all outstanding amounts payable by the Corporation hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

(b)

In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Lender may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

Article 6
MISCELLANEOUS

6.1	Notice

(a)

Any notice, direction or other communication (each a “Notice”) given regarding the matters contemplated by this Agreement must be in writing and sent by personal delivery, courier or email to the address set out on the first page of this Agreement.

	(b)	A Notice is deemed to be delivered and received:

(i)	if sent by personal delivery, on the date of delivery if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day;

(ii)	if sent by same-day service courier, on the date of delivery if sent on a Business Day and delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day;

(iii)	if sent by overnight courier, on the next Business Day; or

(iv)	if sent by email, on the date of sending if sent by 4:00 p.m. on a Business Day (local time in place of receipt) and otherwise on the next Business Day.

(c)

A Party may change its address for service from time to time by providing a Notice in accordance with the foregoing. Any subsequent Notice must be sent to the Party at its changed address. Any element of a Party’s address that is not specifically changed in a Notice will be assumed not to be changed.

6.2        Time of the Essence

Time shall be of the essence of this Agreement.

6.3        No Agency or Partnership

Nothing contained in this Agreement makes or constitutes any Party, or any of its directors, officers or employees, the representative, agent, principal, partner, joint venture, employer or employee of the other Party. It is understood that no Party has the capacity to make commitments of any kind or incur obligations or liabilities binding upon the other Party.

6.4        Expenses

Except as otherwise expressly provided in this Agreement, each Party will pay for its own costs and expenses incurred in connection with this Agreement and the transactions contemplated by it. The fees and expenses referred to in this Section 6.4 are those which are incurred in connection with the negotiation, preparation, execution and performance of this Agreement, and the transactions contemplated by this Agreement, including the fees and expenses of legal counsel, investment advisers and accountants.

6.5        Amendments

This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by each of the Parties.

6.6	Waiver

(a)

No waiver of any provision of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.

(b)

If a Party waives compliance with any of the conditions, obligations or covenants contained in this Agreement, the waiver will be without prejudice to any of its rights of termination in the event of non-fulfilment, non-observance or non- performance of any other condition, obligation or covenant of this Agreement, in whole or in part.

6.7        Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and thereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, among the Parties with respect to the subject matter hereof and thereof. Except as expressly set forth in this Agreement, there are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter hereof or thereof. The Parties have not relied, and are not relying, on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement, except as set out herein.

6.8	Successors and Assigns

(a)

This Agreement will become effective only when executed by each of the Parties. After that time, it is binding on and enures to the benefit of the Parties and their respective heirs, administrators, executors, legal personal representatives, successors and permitted assigns.

(b)

Except as otherwise provided in this Agreement, neither this Agreement nor any of the rights or obligations under this Agreement, are assignable or transferable by the Corporation without the prior written consent of the Lender, nor by the Lender without the prior written consent of the Corporation.

6.9        Further Assurances

The Parties agree to execute and deliver such further and other instruments, cause such meetings to be held and resolutions to be passed or enacted, exercise their vote and influence, and do and perform and cause to be done and performed, such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement.

6.10      Severability

If any provision of this Agreement is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction from which no appeal exists or is taken, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.

6.11      Independent Legal Advice

The Lender acknowledges and agrees that the Corporation has given the Lender the opportunity to seek, and has recommended that the Lender obtain, independent legal advice with respect to the subject matter of this Agreement and, further, the Lender hereby represents and warrants to the Corporation that the Lender has sought independent legal advice or waives such advice.

6.12      Governing Law

This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and the Parties attorn to the exclusive jurisdiction of the courts of the Province of British Columbia.

6.13      Counterparts and Electronic Signatures

This Agreement may be executed in any number of counterparts (including counterparts executed or delivered by facsimile, portable document format (“.pdf”) or other electronic method or transmission) and all such counterparts taken together will be deemed to be originally signed documents and to constitute one and the same instrument and, notwithstanding the date of execution, shall be deemed to be executed as at the date of this Agreement.

6.14      Non-Merger

Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties contained herein shall not merge on and shall survive the Closing. Notwithstanding the Closing or any investigation made by or on behalf of any Party, the covenants, representations and warranties shall continue in full force and effect. Closing shall not prejudice any right of one Party against the others in respect of anything done or omitted under this Agreement or in respect of any right to damages or other remedies.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the Parties have executed this Loan Agreement as of the date first written above.

GARMATEX HOLDINGS LTD.

Per:	/s/ Devon Loosdrecht
Authorized Signatory

BGC CONSULTANTS LIMITED	)
EXECUTED by BILL CALSBECK in the	)
)
Title: President	)
)
	)	/s/ Bill Calsbeck
presence of:	)	BGC CONSULTANTS LIMITED
)
/s/ Stacy Calsbeck	)
Signature	)
)
Print Name	)
)
Address

Occupation

Schedule A

CERTIFICATE OF NON-US LENDER

Capitalized terms used but not otherwise defined in this certificate (this “Certificate”) shall have the meanings given to such terms in that certain loan agreement dated April 28, 2017 (the “Agreement”) between the undersigned (the “Lender”) and Garmatex Holdings Ltd. (the “Corporation”). In connection with the Loan and the Common Shares that may be issued by the Corporation to the Lender upon a Conversion pursuant to the Agreement (collectively, the “Securities”), the Lender hereby agrees, acknowledges, represents, warrants and covenants that:

1.

None of the Securities have been or will be registered under the Securities Act, or under any securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to any U.S. Person (as defined below), except in accordance with the provisions of Regulation S under the Securities Act (“Regulation S”), pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in each case only in accordance with applicable state, provincial and foreign securities laws.

2.	The Corporation has not undertaken, and will have no obligation, to register any of the Securities under the Securities Act or any other applicable securities laws.

3.

The Corporation will refuse to register the transfer of any of the Securities to a U.S. Person not made pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act and in each case in accordance with applicable laws.

4.

The decision to execute this Agreement and to acquire the Securities has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Corporation and such decision is based entirely upon a review of any public information which has been filed by the Corporation with the United States Securities and Exchange Commission (the “SEC”).

5.

The Corporation and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements of the Lender contained in this Certificate and the Lender agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Lender will promptly notify the Corporation.

6.

The Lender and the Lender’s advisor(s) have had a reasonable opportunity to ask questions of, and receive answers from, the Corporation in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Corporation.

7.

The books and records of the Corporation were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Lender during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Securities hereunder have been made available for inspection by the Lender, its legal counsel and/or its advisor(s).

8.

Any resale of the Securities by the Lender will be subject to resale restrictions contained in the securities laws applicable to the Corporation, the Lender and any proposed transferee, including resale restrictions imposed under United States securities laws.

9.

The Lender has been advised to consult the Lender’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Corporation is not in any way responsible) for compliance with:

	(a)	any applicable laws of the jurisdiction in which the Lender is resident in connection with the distribution of the Securities hereunder, and

	(b)	applicable resale restrictions.

10.	No documents in connection with the issuance of the Securities have been reviewed by the SEC or any other securities regulators.

11.	Neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of any of the Securities.

12.	There is no government or other insurance covering any of the Securities.

13.	The Lender is not a U.S. Person.

14.

Offers and sales of any of the Securities prior to the expiration of the period specified in Regulation S (such period hereinafter referred to as the “Distribution Compliance Period”) will only be made in compliance with the safe harbor provisions set forth in Regulation S or pursuant to the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period will be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom, and in each case only in accordance with applicable securities laws.

15.

Hedging transactions involving the Securities may not be conducted unless such transactions are in compliance with the provisions of the Securities Act and in each case only in accordance with applicable securities laws.

16.	If the Lender is not a resident in Canada and the United States,

(a)

The Lender is knowledgeable of, or has been independently advised as to, the applicable securities laws having application in the jurisdiction in which the Lender is resident (the “International Jurisdiction”) which would apply to the offer and sale of the Securities.

(b)

The Lender is purchasing the Securities pursuant to exemptions from prospectus or equivalent requirements under applicable laws or, if such is not applicable, the Lender is permitted to purchase the Securities under applicable securities laws of the International Jurisdiction without the need to rely on any exemptions.

(c)

The applicable securities laws of the International Jurisdiction do not require the Corporation to make any filings or seek any approvals of any kind from any securities regulator of any kind in the International Jurisdiction in connection with the offer, issue, sale or resale of any of the Securities.

(d)	The purchase of the Securities by the Lender does not trigger:

	(i)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction, or

	(ii)	any continuous disclosure reporting obligation of the Corporation in the International Jurisdiction.

(e)

The Lender will, if requested by the Corporation, deliver to the Corporation a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections (b), (c) and (d) above to the satisfaction of the Corporation, acting reasonably.

17.	The Lender is aware that an investment in the Corporation is speculative and involves certain risks and the possible loss of the entire Loan Amount.

18.

The Lender has made an independent examination and investigation of an investment in the Securities and the Corporation and agrees that the Corporation will not be responsible in any way for the Lender’s decision to invest in the Securities and the Corporation.

19.	The Lender is not an underwriter of, or dealer in, any of the Securities, nor is the Lender participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities.

20.

The Lender is purchasing the Securities for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in such Securities, and the Lender has not subdivided its interest in any of the Securities with any other person.

21.

The Lender is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

22.

The Lender has not acquired the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities, provided, however, that the Lender may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the Securities Act and any applicable securities laws or under an exemption from such registration requirements.

23.	No person has made to the Lender any written or oral representations:

	(a)	that any person will resell or repurchase any of the Securities,

	(b)	that any person will refund the purchase price of any of the Securities, or

	(c)	as to the future price or value of any of the Securities.

24.	In this Certificate, the term “U.S. Person” will have the meaning ascribed thereto in Regulation S, and for the purpose of this Certificate includes, but is not limited to:

	(a)	any person in the United States;

	(b)	any natural person resident in the United States;

	(c)	any partnership or corporation organized or incorporated under the laws of the United States;

(d)

any partnership or corporation organized outside the United States by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts; or

	(e)	any estate or trust of which any executor or administrator or trustee is a U.S. Person.

25.

the Lender is not an “insider” of the Corporation as defined in the Securities Act (British Columbia) and the regulations promulgated thereunder, as amended from time to time (the “B.C. Act”) (for example, a director, officer, promoter, and/or holder of more than 10% of voting securities of the Corporation).

26.	The Lender is not a “registrant” as defined in the B.C. Act.

27.	The Lender does not hold, or control or direct, directly or indirectly, any securities of the Corporation.

28.

The Lender acknowledges that the Securities will be issued pursuant to prospectus exemptions provided under National Instrument 45-106 – Prospectus Exemptions adopted by the Canadian Securities Administrators and acknowledge that:

	(a)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

	(b)	there is no government or other insurance covering the Securities;

	(c)	there are risks associated with the purchase of the Securities;

(d)

there are restrictions on the Lender’s ability to resell the Securities and it is the responsibility of the Lender to find out what those restrictions are and to comply with them before selling the Securities;

(e)

the Corporation has advised the Lender that the Corporation is relying on an exemption from the requirements to provide the Lender with a prospectus and to sell securities through a person registered to sell securities under the B.C. Act and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the B.C. Act, including statutory rights of rescission or damages, will not be available to the Lender; and

(a)	to evidence the Lender’s eligibility for such exemptions, the Lender shall complete, sign and return to the Corporation the Canadian Investor Questionnaire attached as Exhibit A.

29.	Common Shares to be issued to the Lender upon Conversion of the Loan Amount (the “Conversion Shares”) will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

30.

if the Lender is a resident of Canada, the Lender acknowledges and agrees that, in addition to the legend set forth in paragraph 29 above, any certificate representing the Conversion Shares will also bear the following restrictive legend (the “Canadian Legend”) specified in Multilateral Instrument 51-105 – Issuers Quoted in the U.S. Over the Counter Markets (“MI 51- 105”):

“THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN OR FROM A JURISDICTION OF CANADA UNLESS THE CONDITIONS IN SECTION 13 OF MULTILATERAL INSTRUMENT 51-105 ISSUERS QUOTED IN THE U.S. OVER-THE-COUNTER MARKETS ARE MET.”

31.	if the Lender is not a resident of Canada, the Lender acknowledges, agrees, represents and warrants that:

(a)

pursuant to MI 51-105, a subsequent trade in any of the Securities in or from Canada will be a distribution subject to the prospectus and registration requirements of Applicable Securities Laws unless certain conditions are met, which conditions include, among others, a requirement that any certificate representing the Securities (or ownership statement issued under a direct registration system or other book entry system) bear the Canadian Legend;

(b)

the Lender is not a resident of Canada and undertakes not to trade or resell any of the Securities in or from Canada unless the trade or resale is made in accordance with MI 51-105. The Lender understands that others will rely upon the truth and accuracy of the representations and warranties contained in this Certificate and agrees that if such representations and warranties are no longer accurate or have been breached, the Lender shall immediately notify the Corporation;

(c)

by executing and delivering the Loan Agreement and this Certificate and as a consequence of the representations and warranties made by the Lender contained in this Certificate, the Lender will have directed the Corporation not to include the Canadian Legend on any certificates representing any of the Securities to be issued to the Lender. As a consequence, the Lender will not be able to rely on the resale provisions of MI 51-105, and any subsequent trade in any of the Securities in or from Canada will be a distribution subject to the prospectus and registration requirements of the Applicable Securities Laws; and

(d)

if the Lender wishes to trade or resell any of the Securities in or from Canada, the Lender agrees and undertakes to return, prior to any such trade or resale, any certificate representing the Securities to the Corporation’s transfer agent or the Corporation, as applicable, to have the Canadian Legend imprinted on such certificate or to instruct the Corporation’s transfer agent to include the Canadian Legend on any ownership statement issued under a direct registration system or other book entry system.

32.

the Corporation shall refuse to register any transfer of Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, pursuant to an available exemption from registration under the Securities Act or pursuant to an available exemption from the registration and prospectus requirements of the Applicable Securities Laws.

33.	the address of the Lender included herein is the sole address of the Lender as of the date of this Certificate.

34.

no person or company has or will have any agreement or option or any right capable at any time of becoming an agreement to purchase or otherwise acquire the Conversion Shares or require the Lender to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Conversion Shares other than under the Loan Agreement.

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

Date: June ___ , 2017

IN WITNESS WHEREOF, the Lender has executed this Certificate of Non-US Lender.

Lender Information	Registration Instruction

(Name of lender)	(Name to appear on the share certificate)

X
(Signature of authorized signatory)	(Address, including city and postal code)

(Name and title of authorized signatory)

(Incorporation # or other tax identification #)

(Address, including city and postal code)

(Telephone number)

EXHIBIT A

CANADIAN ACCREDITED INVESTOR QUESTIONNAIRE

TO:	GARMATEX HOLDINGS LTD. (the “Corporation”)

RE:	Loan and Common Shares of the Corporation

Capitalized terms used in this Canadian Accredited Investor Questionnaire (this “Questionnaire”) and not specifically defined have the meaning ascribed to them in the Certificate of Non-US Lender between the undersigned (the “Lender”) and the Corporation to which this Exhibit A is attached.

All dollar amounts referred to in this Questionnaire and Appendix A are in lawful money of Canada, unless otherwise indicated.

In connection with the acquisition by the Lender of the Securities, the Lender hereby represents, warrants and certifies to the Corporation that the Lender:

(i)	is acquiring any Securities as principal (or deemed principal under the terms of National Instrument 45-106 – Prospectus Exemptions adopted by the Canadian Securities Administrators (“NI 45-106”));

(A)	(A) is resident in or is subject to the laws of one of the following (check one):

O Alberta	O New Brunswick	O Prince Edward Island

O British Columbia	O Nova Scotia	O Quebec

O Manitoba	O Ontario	O Saskatchewan

O Newfoundland and Labrador		O Yukon

O Northwest Territories

O United States: ____________________________ (List State of Residence)

(B)	O is resident in a country other than Canada or the United States; and

(iii)	has not been provided with any offering memorandum in connection with the acquisition of the Securities.

(a)

In connection with the acquisition of the Securities, the Lender hereby represents, warrants, covenants and certifies that the Lender is an “accredited investor” within the meaning of NI 45-106, by virtue of satisfying the indicated criterion below (YOU MUST INITIAL OR PLACE A CHECK- MARK ON THE APPROPRIATE LINE(S) AND, IF APPLICABLE, ALSO COMPLETE AND SIGN APPENDIX “A” TO THIS QUESTIONNAIRE) (see certain guidance with respect to accredited investors that starts on page A-11 below):

O	(i)	except in Ontario, a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer,

O	(ii)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (i),

O	(iii)

an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

O	(iv)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000,

O	(v)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000,

O	(vi)

an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

O	(vii)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000,

O	(viii)

a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements and that has not been created or used solely to purchase or hold securities as an accredited investor as defined in this paragraph (viii), or

O	(ix)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors; and

(b)

if the Lender is an “accredited investor” within the meaning of NI 45-106 by virtue of satisfying the indicated criterion as set out in paragraphs (iv), (vi) or (vii) above, the Lender has provided the Corporation with the signed risk acknowledgment form set out in Appendix “A” to this Questionnaire.

For the purposes of this Questionnaire and Appendix A attached hereto:

(a)	an issuer is “affiliated” with another issuer if

	(i)	one of them is the subsidiary of the other, or

	(ii)	each of them is controlled by the same person;

(b)	“control person” means

	(i)	a person who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, or

(ii)

each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a person or combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the person or combination of persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;

(c)	“director” means

	(i)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

	(ii)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(d)	“executive officer” means, for an issuer, an individual who is

	(i)	a chair, vice-chair or president,

	(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

	(iii)	performing a policy-making function in respect of the issuer;

(e)	“financial assets” means

	(i)	cash,

	(ii)	securities, or

	(iii)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(f)	“founder” means, in respect of an issuer, a person who,

	(i)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

	(ii)	at the time of the distribution or trade is actively involved in the business of the issuer;

(g)	“individual” means a natural person, but does not include

	(i)	a partnership, unincorporated association, unincorporated syndicate, unincorporated organization or trust, or

(ii)	a natural person in the person's capacity as a trustee, executor, administrator or personal or other legal representative;

(h)	“jurisdiction” or “jurisdiction of Canada” means a province or territory of Canada;

(i)	“person” includes

	(i)	an individual;

	(ii)	a corporation;

	(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not; and

	(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

(j)	“related liabilities” means

	(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

	(ii)	liabilities that are secured by financial assets; and

(k)	“spouse” means, an individual who,

	(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

	(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

	(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta).

Guidance On Accredited Investor Exemptions for Individuals

An individual accredited investor is an individual:

(a)

who, either alone or with a spouse, beneficially owns financial assets (please see the guidance below regarding what financial assets are) having an aggregate realizable value that. before taxes but net of any related liabilities (please see the guidance below regarding what related liabilities are), exceeds $1,000,000;

(b)

whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(c)	who, either alone or with a spouse, has net assets (please see the guidance below regarding calculating net assets) of at least $5,000,000; and

(d)

who beneficially owns financial assets (please see the guidance below regarding what financial assets are) having an aggregate realizable value that, before taxes but net of any related liabilities (please see the guidance below regarding what related liabilities are), exceeds $5,000,000.

The monetary thresholds above are intended to create bright-line standards. Lenders who do not satisfy these monetary thresholds do not qualify as accredited investors.

Spouses

Sections (a), (b) and (c) above are designed to treat spouses as a single investing unit, so that either spouse qualifies as an accredited investor if the combined financial assets of both spouses exceed $1,000,000, the combined net income of both spouses exceeds $300,000, or the combined net assets of both spouses exceed $5,000,000. Section (d) above does not treat spouses as a single investing unit.

If the combined net income of both spouses does not exceed $300,000, but the net income of one of the spouses exceeds $200,000, only the spouse whose net income exceeds $200,000 qualifies as an accredited investor.

Financial Assets and Related Liabilities

For the purposes of Sections (a) and (d) above, “financial assets” means: (1) cash, (2) securities, or (3) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation. These financial assets are generally liquid or relatively easy to liquidate. The value of the Lender’s personal residence is not included in a calculation of financial assets.

The calculation of financial assets must exclude “related liabilities”, meaning: (1) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (2) liabilities that are secured by financial assets.

As a general matter, it should not be difficult to determine whether financial assets are beneficially owned by an individual, an individual’s spouse, or both, in any particular instance. However, in the case where financial assets are held in a trust or in another type of investment vehicle for the benefit of an individual, there may be questions as to whether the individual beneficially owns the financial assets. The following factors are indicative of beneficial ownership of financial assets:

  physical or constructive possession of evidence of ownership of the financial asset;
  entitlement to receipt of any income generated by the financial asset;
  risk of loss of the value of the financial asset; and
  the ability to dispose of the financial asset or otherwise deal with it as the individual sees fit.

For example, securities held in a self-directed RRSP for the sole benefit of an individual are beneficially owned by that individual.

In general, financial assets in a spousal RRSP can be included for the purposes of the $1,000,000 financial asset test in Section (a) above because Section (a) takes into account financial assets owned beneficially by a spouse. However, financial assets in a spousal RRSP cannot be included for purposes of the $5,000,000 financial asset test in Section (d) above.

Financial assets held in a group RRSP under which the individual does not have the ability to acquire the financial assets and deal with them directly do not meet the beneficial ownership requirements in either Sections (a) or (d) above.

Net Assets

For the purposes of Section (c) above, “net assets” means all of the Lender’s total assets minus all of the Lender’s total liabilities. Accordingly, for the purposes of the net asset test, the calculation of total assets includes the value of the Lender’s personal residence, and the calculation of total liabilities includes the amount of any liability (such as a mortgage) in respect of the Lender’s personal residence.

To calculate the Lender’s net assets under the net asset test, subtract the Lender’s total liabilities from the Lender’s total assets. The value attributed to assets should reasonably reflect their estimated fair value. Income tax is considered a liability if the obligation to pay it is outstanding at the time of the distribution of the security to the Lender by the Corporation.

Guidance On Accredited Investor Exemptions for Corporations, Trusts and Other Entities

Accredited investors that are corporations, trusts or other entities include:

(a)

       a corporation, trust or other entity, other than an investment fund, that has net assets (please see the guidance below regarding calculating net assets) of at least $5,000,000 as shown on its most recently prepared financial statements in accordance with applicable generally accepted accounting principles and that has not been created or used solely to purchase or hold securities as an accredited investor;

(b)

       a corporation, trust or other entity in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors; and

(c)

       a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

Net Assets

For the purposes of Section (a) above, “net assets” means all of the Lender’s total assets minus all of the Lender’s total liabilities. The minimum net asset threshold of $5,000,000 specified in Section (a) above must be shown on the entity’s most recently prepared financial statements. The financial statements must be prepared in accordance with applicable generally accepted accounting principles.

The Lender agrees that the above representations and warranties will be true and correct both as of the execution of this Questionnaire and acknowledges that they will survive the acquisition of the Securities.

The Lender acknowledges that the foregoing representations and warranties are made by the Lender with the intent that they be relied upon in determining the suitability of the Lender to acquire the Securities.

The Lender undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Lender set forth in this Questionnaire which takes place prior to the acquisition of any Securities.

By completing this Questionnaire, the Lender authorizes the indirect collection of this information by each applicable regulatory authority or regulator and acknowledges that such information is made available to the public under applicable laws.

DATED as of day of , 2017.

Print Name of Lender

Signature

APPENDIX A
TO CANADIAN INVESTOR QUESTIONNAIRE

Form 45-106F9
Form of Individual Accredited Investors

WARNING!
This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Loan and Common Shares of the Issuer	Issuer: GARMATEX HOLDINGS LTD. (the “Issuer”)
Purchased from: The Issuer.
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of US$100,000. [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials
•            Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
•             Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.

• Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
• Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)
4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information

[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]

First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment
For investment in a non-investment fund Garmatex Holdings Ltd. 7458 Allison Place Chilliwack, BC V4Z 1J7, Canada Devon Loosdrecht, President Telephone: (778) 823-3104 devon@garmatexholdings.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Schedule B

NOTICE OF CONVERSION

Capitalized terms used herein and not otherwise defined herein have the meanings set out in the Loan Agreement, dated April 28, 2017 (the “Loan Agreement”) entered into by Garmatex Holdings Ltd. (the “Corporation”) and BGC CONSULTANTS LIMITED (“BGC”).

The undersigned hereby irrevocably elects to convert the following amounts owing under the Loan Agreement into Common Shares according to the terms and conditions of the Loan Agreement, as of the date written below. If Common Shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and will deliver such certificates and opinions as reasonably requested by the Corporation prior to any conversion.

The undersigned agrees to comply with Applicable Securities Laws in connection with any transfer of the Common Shares.

Conversion Date:

Applicable Conversion Price:	$0.20

Aggregate amount of Principal Amount to be converted:	$

Aggregate amount of accrued interest to be converted:	$

Number of Common Shares to be issued:

Principal Amount of Loan Agreement unconverted:	$

Aggregate amount of accrued interest unconverted:	$

Register the Common Shares in the following name and address:

Signature of the Holder:

Name: